Exhibit j
                       Consent of Independent Accountants




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 12, 2002, relating to the financial statements and financial highlights which appear in the April 30, 2002 Annual Report to Shareholders of Phoenix-Goodwin California Tax Exempt Bond Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

/S/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 28, 2002